EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 31, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Plantronics, Inc.'s Annual Report on Form 10-K for the year ended April 2, 2011.
/s/ PricewaterhouseCoopers LLP

San Jose, California
November 3, 2011